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                                                                      EXHIBIT 12


                 RELIANT ENERGY RESOURCES CORP. AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                             (THOUSANDS OF DOLLARS)

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
                                                                  THREE MONTHS   TWELVE MONTHS
                                                                      ENDED           ENDED
                                                                    MARCH 31,       MARCH 31,
                                                                      2000            2000
                                                                  ------------   -------------
Income from continuing operations ...............................   $ 55,136        $ 84,364
Income taxes for continuing operations ..........................     46,786          83,083
                                                                    --------        --------
                                                                     101,922         167,447
                                                                    --------        --------

Fixed charges, as defined:
   Interest expense .............................................     31,687         121,517
   Distribution on trust preferred securities ...................         95             353
   Interest component of rentals charged to operating expense ...      2,445          11,278
                                                                    --------        --------
   Total fixed charges ..........................................     34,227         133,148
                                                                    --------        --------

Earnings, as defined ............................................   $136,149        $300,595
                                                                    ========        ========

Ratio of earnings to fixed charges ..............................       3.98            2.26
                                                                    ========        ========
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